PROMISSORY NOTE

Borrower: MEDirect Latino, Inc. of 1551 NW 65th Avenue Suite 4 Plantation, FL 33313
Lender: Raymond J Talarico and/or assigned

Principal Amount: S 183,000.00

1.	FOR VALUE RECEIVED, MEDirect Latino, Inc. promises to pay to Raymond J.

Talarico and/or assigned at 719 SE 12th Court, Fort Lauderdale, FL 33316, or at such address as may later be provided in writing to MEDirect Latino, Inc.., the principal sum of one hundred eighty-three thousand ($183,000.00) USD, with interest payable on the unpaid principal at the rate of 12.5 percent per annum, calculated monthly not in advance.

2.	This Note will be repaid in 48 equal consecutive monthly installments of principal and interest on the fifteenth day of each month commencing the month following execution of this Note with the balance owing under this Note being paid at the end of its term.

3.	At any time while not in default under this Note, MEDirect Latino Inc. may pay the outstanding balance then owing under this Note to Raymond J. Talarico and/or assigned without further bonus or penalty.

4.	Notwithstanding anything to the contrary in this Note, if MEDirect Latino Inc. defaults in the performance of any obligation under this Note, then Raymond J. Talarico and/or assigned may declare the principal amount owing under this Note at that time to be immediately due and payable,

5.	If MEDirect Latino Inc. defaults in payment as required under this Note or after demand for ten (10) days, the Security will be immediately provided to Raymond J. Talarico and/or assigned and Raymond J. Talarico and/or assigned is granted, all rights of repossession as a secured party.

6.	This Note will be construed in accordance with and governed by the laws of the State of

Florida.

7.	All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Raymond J. Talarico and/or assigned in enforcing this Note as a result of any default by MEDirect Latino Inc. , will be added to the principal then outstanding and will immediately be paid by MEDirect Latino Inc.

8.	This Note will ensure to the benefit of and be binding upon the respective heirs, executors,

administrators, successors and assigns of MEDirect Latino Inc. and Raymond I. Talarico and/or assigned. MEDirect Latino Inc. waives presentment for payment, notice of non-

payment, protest and notice of protest.

9.	This Note is secured by the following security (the 'Security’): All Furniture, Fixtures and

Equipment Additionally, equal to all Outstanding and Issued Shares, either common and/or preferred. No note shall be issued pari-pasu to this Note. No Note shall be senior to this note.

10. MEDirect Latino Inc, grants to Raymond J, Talarico and/or assigned a security interest in the Security until this Note is paid in full. Raymond I. Talarico and/or assigned will be listed as a lender on the title of the Security whether or not Raymond J, Talarico and/or assigned elects to perfect the security interest in the Security.

11. This Note becomes immediately due and payable in die event of; i.)Holder leaves the Company of his own free will or other, ii.) a change of control of the Company; iii) A filing by the Company for creditor protection.

12.	Holder at Holders option may allow for he suspension of any and all principle and interest payments, however, in the event, holder allows for the suspension of mid payments those suspended payments will be calculated and compounded and will be added to the payoff amount at the maturity date of this Promissory Note.

in addition to payment in full of the principal and interest at the maturity date the holder shall convert such principal and interest in Shares of MEDirect Latino Inc. or any entity under control of parent at par value of US S 0.10 per Share for any outstanding series of class either common, preferred or both. Holder may call for such convention at any time while this Note is outstanding,

13. This Promissory Note is assignable and transferable at no penalty.

14.	If any Clauses in this Note are found to be unenforceable all additional Clauses shall remain in effect.

IN WITNESS WHEREOF MEDirect Latino Inc. has duly affixed its signature by a duly authorized officer under seal on this 25th day of July 2002.

MEDirect Latino, Inc

/s/ Debra Towsley

Debra Towsley, President